UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2012

CARIBOU COFFEE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue North Brooklyn Center, MN		55429
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 763-592-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 16, 2012, Caribou Coffee Company, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JAB Beech Inc. (“Parent”) and Pine Merger Sub, Inc., a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Parent and Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $16.00 per share in cash, without interest (the “Offer Price”).

Completion of the Offer is subject to several conditions, including, among others: (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) certain other customary conditions.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain customary conditions, Purchaser will be merged with and into the Company (the “Merger”), with the Company being the surviving corporation. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) Parent, Purchaser or any other affiliate of Parent that is directly or indirectly wholly owned by the ultimate parent of Parent, the Company or their respective wholly owned subsidiaries and (ii) shareholders of the Company who properly exercised their dissenters’ rights under the Minnesota Business Corporation Act) will have the right to receive the Offer Price. The Offer and the Merger are not subject to any financing conditions.

In the event that Purchaser acquires at least 90% of the outstanding Shares, including through exercise of the Top-Up Option (defined below), the Merger may be effected as a “short-form” merger without a meeting of the Company’s shareholders to approve the adoption of the Merger Agreement. Otherwise, the Company will hold a special shareholders’ meeting to obtain shareholder approval of the Merger. Subject to the terms of the Merger Agreement and applicable law, the Company has granted Purchaser an exclusive, irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase from the Company a number of newly-issued Shares equal to up to the lesser of (i) the number of Shares that, when added to the number of Shares owned by Parent and Purchaser at the time of exercise of the Top-Up Option, constitutes one share more than the number of Shares necessary for Purchaser to effect a “short form” merger (after giving effect to the issuance of shares pursuant to the exercise of the Top-Up Option), and (ii) the aggregate number of Shares that the Company is authorized to issue under its Articles of Incorporation but that are not issued and outstanding or reserved for issuance at the time of exercise of the Top-Up Option. Purchaser will pay the Offer Price for each Share acquired upon any exercise of the Top-Up Option in cash or a combination of cash and a promissory note.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934 and other applicable laws with respect to the Offer and the Merger; and (ii) to use their reasonable best efforts to take all appropriate action to consummate and effectuate the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

Prior to consummation of the Merger, the Company has agreed to (i) conduct its business in all material respects in the ordinary course consistent with past practice and (ii) use reasonable best efforts to maintain and preserve intact its business organization. The Company has also agreed to comply with certain other operating covenants through the consummation of the Merger.

Among other things, the Company has agreed not to solicit, initiate, knowingly facilitate or encourage, induce, assist any inquiries, or engage in discussions concerning, alternative proposals for the acquisition of the Company. However, if the Company receives an unsolicited bona fide written acquisition proposal, the Company can provide information, including non-public information, under a confidentiality agreement, and may engage or participate in discussions or negotiations with the party who made the unsolicited proposal, if and only to the extent, in each such case, that the board of directors have determined in good faith that the failure to take such action would reasonably be expected to violate the directors’ fiduciary duties under applicable law and the acquisition proposal either constitutes, or is reasonably likely to result in, a superior proposal, as defined in the Merger Agreement. Subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include terminating the Merger Agreement or changing the board of directors’ recommendation, following receipt of an unsolicited superior proposal, if the board of directors of the Company has concluded in good faith after consultation with its advisors that failure to do so would reasonably be expected to violate its fiduciary duties.

In addition, the Merger Agreement can be terminated by Parent or the Company under certain circumstances. If the event triggering a termination for a superior proposal occurs on or prior to January 15, 2013, then the Company must pay to Parent a termination fee in the amount of $5,190,000. If such event occurs after January 15, 2013, then the Company must pay to Parent a termination fee in the amount of $10,380,000.

The Company’s Board of Directors has approved the Merger Agreement and unanimously recommends that shareholders of the Company tender their Shares in the Offer and, if necessary, vote to approve the Merger; however, Mr. Tattersfield, the Company’s Chief Executive Officer and its only management director, voluntarily recused himself from the Board’s discussions, deliberations, negotiations and vote due to his status as a non-independent director.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding its terms. The Merger Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”) and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and the transactions contemplated therein and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Merger Agreement), (b) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (c) will not survive consummation of the Merger (except for the covenants that apply or are to be performed after the effective time of the Merger), (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.

On December 17, 2012, the Company and Parent issued a press release to announce the Offer, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Top-Up Option is incorporated into this Item 3.02 by reference. The Top-Up Option was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2012, the Board of Directors approved the Caribou Coffee Company, Inc. Severance Plan (the “Severance Plan”). The Severance Plan provides cash severance as well as outplacement assistance for employees without employment contracts who are terminated without cause, upon execution of a release. The amount of severance is based on the employee’s job grade and time of service. The Company’s named executive officers who do not have employment agreements with the Company would be eligible for four weeks of base pay for each completed year of service, up to a maximum of fifty-two weeks of base pay, and a minimum of twenty-six weeks of base pay, upon termination under the basic severance provisions.

During the 12 months following a change of control, the Company’s executive officers who do not have employment agreements with the Company are eligible for enhanced severance benefits upon their termination without cause or for good reason, each as defined in the Severance Plan. This mechanism is known as a double-trigger arrangement, as no severance is paid unless a change in control occurs and the employee is terminated within 12 months thereafter. If an employee is eligible to receive this enhanced severance, he or she is not entitled to receive the basic severance described above. Upon execution of a release, an employee would receive separation pay in cash, paid in installments at the Company’s regular pay periods. The amount of severance is based on the executive’s level. The Company’s named executive officers who do not have employment agreements with the Company are eligible to receive twelve months of base pay under this provision. Mr. Tattersfield, the Company Chief Executive Officer, and Mr. Hennessy, the Company’s Chief Financial Officer, are ineligible for the Severance Plan, as they have employment agreements with the Company.

The foregoing description is qualified in its entirety by reference to the Severance Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) See Exhibit Index.

Important Additional Information

The tender offer described in this document has not yet commenced. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the offer is commenced, an affiliate of JAB will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The Company’s shareholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement because they will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all shareholders of the Company at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of these materials and certain other offering documents will be made available by the information for the offer.

In addition to the Solicitation/Recommendation Statement, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements in this communication include statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: risks and uncertainties associated with the tender offer, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of the Company’s shareholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements are discussed in the Company’s filings with the SEC, including in its periodic reports filed on Form 10-K and Form 10-Q with the SEC. Copies of the Company’s filings with the SEC may be obtained at the “Investors” section of the Company’s website at www.cariboucoffee.com. The forward-looking statements made in this communication are made only as of the date of this communication, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012

CARIBOU COFFEE COMPANY, INC.

By:	/s/ Dan. E. Lee
Dan E. Lee
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Caribou Coffee Company, Inc., JAB Beech Inc., Pine Merger Sub, Inc. and JAB Holdings BV, dated December 16, 2012.

10.1	Caribou Coffee Company, Inc. Severance Plan, dated December 16, 2012.

99.1	Press Release dated December 17, 2012.